EXHIBIT (24.1)

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION


     I, WILLIAM P. REILLY, an Assistant Secretary of Central Hudson Gas & Electric Corporation, a corporation organized under the laws of the State of New York (the "Corporation"), hereby certify that at a regular meeting of the Board of Directors of the Corporation, duly called and held at the offices of the Corporation, 284 South Avenue, Poughkeepsie, New York on July 24, 1998, at which a quorum was present and voting throughout, the following resolutions were unanimously and duly adopted and at all times subsequent to said date have been, and are now, in full force and effect:

                 RESOLVED, that the Chairman of the Board and the
            officers of this Corporation be and they hereby are authorized in the name and on behalf of this Corporation to prepare and execute an appropriate Registration Statement, on Form S-3, with respect to the registration under the Securities Act of 1933 of up to $45 million of unsecured debt securities of this Corporation (hereinafter in the resolutions adopted at this meeting referred to as the "Additional Debt Securities") to be issued from time to time in one or more series or tranches thereof, together with appropriate Exhibits, including a form or forms of distribution agreement, underwriting agreement and Form T-1, Statement of Eligibility of Trustee, all as described at this meeting; and that the Chairman of the Board and the officers of this Corporation be and they hereby are authorized and directed in the name and on behalf of this Corporation to prepare and execute and that the directors of this Corporation be and they hereby are requested and authorized to join in the execution of an appropriate Registration Statement with respect to the registration under the Securities Act of 1933, as amended, of the Additional Debt Securities, and to file or cause said Registration Statement to be filed with the Securities and Exchange Commission as required or permitted by law, and to do and cause to be done any and all things necessary or appropriate to effect the registration of the Additional Debt Securities under the Securities Act of 1933, including, if necessary or appropriate, the preparation, signing and filing of any amendments or supplements thereto and to the Prospectus contained therein; subject, however, to receipt of the PSC Authorization.

                 RESOLVED, that John E. Mack III, Paul J. Ganci, Ellen
            Ahearn, Steven V. Lant and William P. Reilly and each of them hereby is appointed attorney-in-fact and proxy by this Corporation in its name and on its behalf to sign, execute and file with the Securities and Exchange Commission the Registration Statement and any amendments thereto to effect the registration under the Securities Act of 1933 of the Additional Debt Securities to be issued from time to time in one or more series or tranches thereof.


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     IN WITNESS WHEREOF, I have hereunto set my hand as an Assistant Secretary of said Central Hudson Gas & Electric Corporation and affixed its corporate seal this 13th day of October, 1998.

                                                   /S/ WILLIAM P. REILLY
                                                   ---------------------
                                                    Assistant Secretary

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